Exhibit 10.1

APOLLO MEDICAL HOLDINGS, INC.

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2019 by and between Apollo Medical Holdings, Inc., a Delaware corporation (“Lender”), and AP-AMH Medical Corporation, a California professional medical corporation (“Borrower”), with reference to the following facts:

A.            Borrower was incorporated in California in 2019 for the purpose of purchasing shares of the Series A Preferred Stock (the “Preferred Shares”) of Allied Physicians of California, a Professional Medical Corporation, a California corporation doing business as Allied Pacific Corporation (“APC”), for Five Hundred Forty Five Million Dollars ($545,000,000).

B.           The rights and preferences of the Preferred Shares are governed by a Certificate of Determination of Preferences of Series A Preferred Stock in substantially the form attached as Exhibit B hereto (the “Certificate of Determination”), to be filed on or before the Funding Date (as defined below) with the Secretary of State of the State of California.

C.            Lender is willing to loan Five Hundred Forty Five Million Dollars ($545,000,000) to Borrower to purchase the Preferred Shares.

D.            Certain defined terms used in this Agreement are set forth on Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual premises and covenants contained herein and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.            Loan.

1.1           Loan Amount. Lender hereby agrees to make a loan (the “Loan”) to Borrower in the amount of Five Hundred Forty Five Million Dollars ($545,000,000) in cash or equivalent consideration on the Funding Date (as defined below), on the terms and subject to the conditions set forth in this Agreement. The Loan will be evidenced by the secured promissory note dated as of the Funding Date (the “Note”) of Borrower in substantially the form attached to this Agreement as Exhibit C.

1.2           Maturity Date. The maturity date of the Loan is the date that is ten (10) years after the Funding Date (the “Maturity Date”).

1.3           Interest. The outstanding principal amount of the Loan shall bear simple interest at rate of ten percent (10%) per annum; provided, however, that the portion of outstanding principal that is the result of any increase in outstanding principal pursuant to Section 1.4 shall bear simple interest at the rate of ten and 75/100 percent (10.75%) per annum.

1.4           Payments. Interest shall be payable quarterly in arrears within three (3) business days after each Series A Dividend Payment Date (as defined in the Certificate of Determination) (each, an “Interest Payment Date”), solely out of Series A Dividends (as defined in the Certificate of Determination) received by Borrower. To the extent that Borrower is unable to make any interest payment due hereunder on the Interest Payment Date corresponding to any Series A Dividend Payment Date because it has received Series A Dividends with respect to such Series A Dividend Payment Date in an amount insufficient (or because it has not received any Series A Dividends on the Series A Dividend Payment Date) to pay in full such interest payment, the then outstanding principal amount of the Loan shall be increased by the amount of any such accrued but unpaid interest. Borrower may not prepay any principal amount of the Loan prior to the Maturity Date without the written consent of Lender; provided, however, that Borrower shall apply any Series A Dividends that are received after any Interest Payment Date corresponding to the immediately preceding Series A Dividend Payment Date to prepay the principal amount of the Loan in the amount equal to the portion of any such scheduled interest payment that was not paid as scheduled and was added to the principal amount of the Loan.

1.5           Security Interest. On Funding Date, Lender and Borrower shall enter into the Security Agreement in substantially the form attached to this Agreement as Exhibit D, pursuant to which Borrower has granted a first priority security interest in all of its assets (including the Preferred Shares) to secure payment of its obligations under the Loan Documents.

1.6           Funding; Termination. Lender’s obligation to fund the Loan is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth on Exhibit E. If for any reason the Funding Date has not occurred on or before the Termination Date, or if the Series A Preferred Shares Purchase Agreement or the Apollo Stock Purchase Agreement is terminated, Lender may terminate this Agreement upon written notice to Borrower.

2.           Representations and Warranties of the Borrower.

Borrower represents and warrants to Lender that:

2.1           Due Organization. Borrower: (a) has been duly organized and is validly existing as a corporation in good standing under the laws of California with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as currently conducted; and (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification.

2.2           Professional Corporation. Borrower is a professional corporation as defined in Section 13401 of the California GCL and the ownership and operation of Borrower are in compliance with the requirements of the California PC Law. Borrower has entered a Physician Shareholder Agreement with its sole shareholder and Lender (the “Shareholder Agreement”) pursuant to which, among other things, such shareholder has agreed not to Transfer any shares of Borrower’s stock to any Person whose ownership of the shares would violate the California PC Law. The Shareholder Agreement is valid and binding on the sole shareholder and is enforceable by Borrower against the sole shareholder. Lender is a third-party beneficiary of the Shareholder Agreement for so long as the Loan is outstanding.

2.3           Subsidiaries. Borrower does not have any Subsidiaries and it does not own of record or beneficially any Equity Securities of any Person other than the Preferred Shares.

2.4           Authorization. Borrower has full legal right, power and authority to enter into this Agreement, the Note and the Security Agreement and to perform the transactions contemplated hereby and thereby. All corporate action on the part of Borrower and its directors and shareholders for the authorization, execution and delivery of, and the performance of all obligations of Borrower under the Loan Documents has been duly taken. Each of this Agreement, the Note and the Security Agreement has been duly authorized, executed and delivered by Borrower and is a valid and binding agreement on the part of Borrower, enforceable in accordance with its terms. The performance of each Loan Document and the consummation of the transactions contemplated by each Loan Document will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any Borrower Contract, (b) the Organizational Documents of Borrower, or (c) any Law. No consent, approval, authorization or order of, or qualification with, any Governmental Authority having jurisdiction over Borrower or over its properties or assets is required for the execution and delivery of this Agreement and the consummation by Borrower of the transactions herein contemplated.

2.5           Actions and Orders. Neither Borrower nor any of its assets is subject to any pending Action and there is no threatened Action against Borrower or any of its assets. Borrower is not subject to any outstanding Order.

2.6           Capitalization. Borrower has outstanding one thousand (1,000) shares of Common Stock, and no other shares of capital stock. All of the outstanding shares of Borrower are owned of record by Thomas Lam, M.D. There are no Stock Equivalents of Borrower outstanding.

2.7           Assets and Liabilities. Prior to the date hereof, Borrower had no assets, operations or liabilities.

2.8           Contracts. Borrower is not a party to any Contract except for the Loan Documents, the Contracts related to its purchase of the Preferred Shares, and the Permitted Agreements.

2.9           Permits. Borrower has all Permits necessary for the conduct of its business.

2.10         Compliance with Laws. Borrower is in compliance with all Laws and is not in violation of any Law.

3.           Representations, Warranties and Agreements of Lender.

Lender represents and warrants to, and agrees with, Borrower as follows:

3.1           Lender is acquiring the Note for Lender’s own account, for investment purposes only.

3.2           Lender understands that an investment in the Note involves a high degree of risk, and Lender represents that it has the financial ability to bear the economic risk of this investment in the Note, including a complete loss of such investment.

3.3           Lender is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.

3.4           Lender understands that the issuance and sale of the Note has not been registered under the Securities Act or under any state securities laws.

3.5           Lender has received all the information Lender considers necessary or appropriate for deciding whether to invest in the Note, and Lender has had an opportunity to ask questions and receive answers from Borrower and its members regarding the business, prospects and financial condition of Borrower.

4.           Covenants.

For so long as the Note is outstanding, Borrower agrees that, unless Lender waives compliance therewith in writing, it shall comply with the following covenants and agreements:

4.1           Borrower shall preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

4.2           Borrower shall use the proceeds of the Loan solely to purchase the Preferred Shares and for no other purpose;

4.3           Borrower shall provide to Lender as soon as practicable, but in any event within 20 days after the end of each month, a balance sheet of Borrower as at the end of such month and an income statement of Borrower for such month and the year-to-date, which financial statements shall be prepared from the books and records of Borrower maintained in the ordinary course of business, and shall fairly present the financial condition and results of operations of Borrower as of the date thereof and for the periods then ended;

4.4           Borrower shall provide prompt notice to Lender of: (a) any Material Adverse Change; and (b) any Action filed or threatened to be filed against Borrower and any Action proposed to be filed by Borrower;

4.5           Borrower shall not borrow any funds or incur any debts or liabilities except for: (a) the Note, (b) income taxes payable on its income; and (c) operating expenses incurred in the ordinary course of business;

4.6           Borrower shall not grant or permit a Lien on any of its assets or properties;

4.7           Borrower shall not issue any Equity Securities;

4.8           Borrower shall not Transfer any Preferred Shares;

4.9           Borrower shall not merge or consolidate with or into any other Person;

4.10         Borrower shall not declare or pay and dividends or distributions on its capital stock or redeem any capital stock;

4.11         Borrower shall not make any payments of any type to the shareholder of Borrower, other than reimbursement of costs and expenses in the ordinary course of business;

4.12         Borrower shall comply with applicable Laws;

4.13         Borrower shall not violate the California PC Law or take, or permit to be taken, any action that would cause Borrower not to be in compliance with the California PC Law;

4.14         Borrower shall file all returns for, and shall pay, all Taxes on or before the date due;

4.15         Borrower shall not agree to any amendment of the Shareholder Agreement or waive any of its rights under the Shareholder Agreement;

4.16         Borrower shall keep proper books of records and accounts, in which full, true and correct entries in all material respects and in any event in conformity with GAAP and all applicable Laws shall be made of all dealings and transactions and assets in relation to its business and activities;

4.17         Borrower shall permit Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may be desired and to discuss its business operations, properties and financial and other condition with its officers, employees, consultants, and representatives; and

4.18         Promptly upon the request of Lender, Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as the Lender, may require from time to time in order to:

(a)       carry out more effectively the purposes of the Loan Documents;

(b)       to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Security Agreement and the other Loan Documents;

(c)       perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Security Agreement and the other Loan Documents; and

(d)       assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively to the Lender, the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instruments executed in connection with any Loan Document to which the Borrower is or is to be a party.

5.            Default and Remedies.

5.1          Events of Default. Any of the following shall constitute an “Event of Default” under this Agreement:

(a)       Borrower fails to make any payment on the Loan when due;

(b)       Any representation or warranty by Borrower made in any Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have incorrect in any material respect on or as of the date made or on the Funding Date;

(c)       Borrower breaches any covenant or agreement under any Loan Document;

(d)       Any shareholder of Borrower Transfers any shares of capital stock of Borrower unless the Transfer was approved in writing by Lender;

(e)       Borrower makes a general assignment for the benefit of creditors, or consents to the appointment of a trustee of a receiver, or admits in writing its inability to pay its debts as they mature; or

(f)       A proceeding of bankruptcy, reorganization, insolvency or liquidation is initiated by or against Borrower.

5.2          Rights and Remedies. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, Lender shall have, in addition to all other rights and remedies that Lender may have under applicable law or in equity or under this Agreement and the Security Agreement, the following rights and remedies, all of which may be exercised with or without notice to Borrower and without affecting the obligations of Borrower hereunder or under any other Loan Document, declare all obligations, whether evidenced by this Agreement or the Note or by any of the other Loan Documents, immediately due and payable.

5.3          Default Interest. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, the interest rate on the Loan shall be the then-current rate of interest plus five percent (5%).

6.            Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, email or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement to the attention of the CEO of the recipient or another designee identified on the signature page (or if by email, to the latest email address the sender has for the recipient or, if the recipient is an entity, for the officer or other person designated to receive notices). Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

7.            Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

8.            Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

9.            Assignment. Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign its rights hereunder without the consent of Borrower.

10.          Waiver. No failure of any party to exercise any right or remedy given to such party under this Agreement or any other Loan Document or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder or thereunder, and no custom or practice of the parties in variance with the terms hereof or thereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof or thereof, unless such waiver is set forth in writing and executed by such party. Any such written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

11.          Amendments. This Agreement may be amended only by a written agreement executed by the parties to this Agreement.

12.          Governing Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be construed and interpreted in accordance with and governed by the laws of the State of California, without giving effect to any provisions relating to conflict of laws.

13.          Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. If any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

14.          Headings; References. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

15.          Attorneys’ Fees. In any action to enforce any of the terms in this Agreement, the party who is determined to be the prevailing party shall be entitled to its reasonable attorneys’ fees incurred in connection with same.

16.         Usury. This Agreement and the Note are exempt from California usury laws pursuant to Section 25118(b) of the California Corporations Code. Lender and Borrower , or any of their respective officers, directors, or controlling persons, have a preexisting personal or business relationship (as defined in Section 25118(g) of the California Corporations Code), or Lender and Borrower, by reason of their own business and financial experience could reasonably be assumed to have the capacity to protect their own interests in connection with the transaction contemplated by this Agreement and the Note (as defined in Section 25118(g) of the California Corporations Code). Notwithstanding the foregoing, in the event the interest provisions hereof or any exactions provided for herein or in the other Loan Documents or any other instrument securing the Note shall result, because of any reduction of principal, or for any reason at any time during the life of the Note, in any effective rate of interest which, for any month, transcends the limit of any usury law applicable to the Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by Lender, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment as a premium-free prepayment, so that in no event shall Lender receive or be entitled to receive interest (or any amount treated as interest under applicable Law) in excess of the maximum amount permitted under applicable Law.

17.         Rules of Construction. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto:

17.1         the singular includes the plural and the plural includes the singular;

17.2         any pronoun shall include the corresponding masculine, feminine and neuter forms;

17.3         “or” is not exclusive and “include” and “including” are not limiting;

17.4         a reference to any Contract includes permitted supplements, amendments and other modifications;

17.5         a reference to a Law includes any amendment or modification of such Law and the rules or regulations issued thereunder;

17.6         a reference to a Person includes its permitted successors and assigns in the applicable capacity;

17.7         a reference in this Agreement to a Section, clause, recital or Exhibit is to the Section, clause, recital or Exhibit of this Agreement unless otherwise expressly provided;

17.8         words such as “hereunder,” “hereto,” “hereof,” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Section or clause hereof;

17.9         all obligations under this Agreement are continuing obligations throughout the term of this Agreement;

17.10      any right in this Agreement may be exercised at any time and from time to time;

17.11       the headings of the Articles and Sections are for convenience and shall not affect the meaning of this Agreement;

17.12       time is of the essence in performing all obligations.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

Borrower:	Lender:

AP-AMH MEDICAL CORPORATION	APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Thomas S. Lam, M.D.	By:	/s/ Mitchell Kitayama
Thomas S. Lam, M.D.,		Name:	Mitchell Kitayama
Chief Executive Officer		Title:	Independent Committee Director

Address:	By:	/s/ Eric Chin
1668 S. Garfield Ave., 2nd Floor	Name:	Eric Chin
Alhambra, CA 91801	Title:	Chief Financial Officer

Address:
1668 S. Garfield Avenue, 2nd Floor
Alhambra, CA 91801

[Signature Page to Apollo Loan Agreement]

S-1

EXHIBIT A

To

Loan Agreement

Definitions

“Action” shall mean any lawsuit, litigation, action, demand, mediation, arbitration, investigation, suit, proceeding, arbitration or claim before any court, Governmental Authority or quasi-judicial body (such as an arbitrator or alternative dispute resolution body or agency), whether formal or informal, civil, criminal, administrative or investigative.

“California GCL” shall mean the General Corporation Law of the State of California.

“California PC Law” shall mean Sections 13400-13410 of the California GCL.

“Certificate of Determination” shall have the meaning set forth in the recitals.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Contract” shall mean any written or oral note, bond, debenture, mortgage, license, agreement, commitment, contract or understanding.

“Default” shall mean the occurrence of any one or more of the Events of Default and the determination by Lender that Lender will exercise the remedies available to Lender by reason thereof.

“Equity Securities” of any Person shall mean the capital stock, membership interests or other equity securities of such Person and/or any Stock Equivalents of such Person.

“Event(s) of Default” shall mean the occurrence of an event specified in Section 5.1.

“Funding Date” means the date on which the Loan is funded by Lender.

“Governmental Approval” means any (a) Permit, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, a public body or authority, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether domestic or foreign, or national, regional, state or local.

“Law” shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any order, consent, decree or judgment of any Governmental Authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean this Agreement, the Note, the Security Agreement and all and certificates delivered by or on behalf of Borrower pursuant to this Agreement, instruments issued pursuant thereto, all other instruments delivered by Borrower to Lender in connection with the Loan and all extensions, renewals and modifications thereof.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of the ability of Borrower to perform its obligations under the Loan Documents to which it is a party or of Lender’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Lender’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

“Note” shall mean the Note dated the date hereof executed and delivered by Borrower in connection with this Agreement.

“Obligations” shall have the meaning ascribed to such term in the Security Agreement.

“Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

“Organizational Documents” shall mean the articles or certificate of incorporation and bylaws of a corporation, as amended.

“Permit” shall mean any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law, Governmental Authority or Contract.

“Permitted Agreements” means the Tradename Licensing Agreement between Lender and Borrower, that certain Administrative Services Agreement between Network Medical Management, Inc. and Borrower, and that certain Special Purpose Shareholder Agreement between Borrower and APC.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing, or other entity.

“Pledged Shares” shall have the meaning ascribed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement made by Borrower in favor of Lender, dated as of the date hereof, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

"Stock Equivalents” of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such Person.

“Taxes” shall mean all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, social security (including any social security charge or premium) excise, estimated, alternative minimum, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (federal, state, local or foreign).

“Termination Date” shall mean September 30, 2019.

“Transfer” shall mean sell, assign, pledge, assign or otherwise transfer, with or without consideration.

EXHIBIT E

To

Loan Agreement

Conditions Precedent

The obligation of Lender to fund the Loan as provided for in this Agreement is subject to the fulfillment, to the satisfaction of Lender, of each of the following conditions precedent:

(a)          the Funding Date shall occur on or before the Termination Date;

(b)          the representations and warranties of Borrower set forth in this Agreement, or any of the other Loan Documents, shall be true and correct in all respects on and as of the date made and as of the Funding Date as if made on the date thereof (except to the extent such representation or warranty specifies an earlier date);

(c)          Borrower shall have performed in all respects all obligations and covenants required to be performed by it under this Agreement and any other Loan Document prior to the Funding Date;

(d)       no Law shall be in effect which prohibits or materially restricts the consummation of the transactions contemplated by this Agreement and the other Loan Documents at the Funding Date, and no Action is pending or threatened in writing by a Governmental Authority which is likely to result in a Law having such an effect;

(e)           Borrower shall have obtained all consents of Governmental Authorities required to consummate the transactions contemplated by this Agreement and the other Loan Documents, in form and substance satisfactory to Lender;

(f)           unless waived as provided in the Apollo Stock Purchase Agreement, Lender shall have received proceeds of its loan from a financial institution in an amount sufficient to fund the Loan on the Funding Date;

(g)          Borrower and APC shall have executed and delivered a stock purchase agreement, dated on or about the date of this Agreement (the “Series A Preferred Shares Purchase Agreement”), pursuant to which APC shall issue and sell to Borrower the Preferred Shares, and the only remaining condition to the closing under the Series A Preferred Shares Purchase Agreement shall be the funding of the Loan by Lender and Borrower and APC must be ready to close under the Series A Preferred Shares Purchase Agreement concurrently with the funding of the Loan on the Funding Date;

(h)          APC and Lender shall have executed and delivered a stock purchase agreement, dated on or about the date of this Agreement (the “Apollo Stock Purchase Agreement”), pursuant to which Lender shall issue and sell to APC shares of its Common Stock, and the only remaining condition to the closing under the Apollo Stock Purchase Agreement shall be the funding of the Loan by Lender and APC and Lender must be ready to close under the Apollo Stock Purchase Agreement concurrently with the funding of the Loan on the Funding Date;

(i)            Borrower, Lender and APC shall have each obtained the requisite consent of its shareholders to consummate the transactions contemplated by the Series A Preferred Stock Purchase Agreement, the Apollo Stock Purchase Agreement, this Agreement and the other Loan Documents;

(j)            Borrower shall have filed Certificate of Determination with the California Secretary of State;

(k)           Lender shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender’s Liens in and to the Collateral, and Lender shall have received searches reflecting the filing of all such financing statements;

(l)           Lender shall be in possession of the certificate(s) evidencing the Pledged Shares, together with an assignment separate from stock certificated, duly endorsed in blank by Borrower;

(m)          Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

(i)        this Agreement and the other Loan Documents, and

(ii)       a disbursement letter executed and delivered by Borrower to Lender regarding the Loan funding to be made on the Funding Date;

(n)          Lender shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents, (ii) authorizing specific officers of Borrower to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of Borrower, (iv) attaching a good standing certificate of recent date prior to the Funding Date from the California Secretary of State and (v) certifying as to the matters described in paragraphs (a), (b), (c), (d), (e), (i) and (p) of this Exhibit E;

(o)          unless waived as provided in the Apollo Stock Purchase Agreement, Lender shall have completed its business, legal, and collateral due diligence, including a collateral examination and review of Borrower and verification of Borrower’s representations and warranties to Lender, the results of which must be satisfactory to Lender in its sole discretion;

(p)          since December 31, 2018, there shall not have occurred any Material Adverse Change;

(q)       Lender shall have received an opinion from its regulatory counsel as to certain regulatory matters relating to the transactions contemplated by the Apollo Stock Purchase Agreement and related matters, and an opinion from its tax and investment company counsel as to certain tax matters and the Investment Company Act of 1940, in each case satisfactory to Lender in its sole discretion;

(r)       unless waived as provided in the Apollo Stock Purchase Agreement, Lender shall have received an opinion from its financial advisor satisfactory to Lender in its sole discretion that the transactions contemplated by the Apollo Stock Purchase Agreement and related transactions are fair to the stockholders of Lender from a financial point of view;

(s)       unless waived as provided in the Apollo Stock Purchase Agreement, Lender and its advisors shall have completed an analysis of the tax consequences of the transactions contemplated by this Agreement, the Apollo Stock Purchase Agreement and related transactions the results of which are satisfactory to Apollo in its sole discretion; and

(t)       all other documents and legal matters in connection with the transactions contemplated by this Agreement or as otherwise reasonably requested by Lender shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.